Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Entrust Q4 Revenue of $26.7 million Returns Company to Profitability

DALLAS – January 7, 2008 – Entrust, Inc. [Nasdaq: ENTU], a world leader in securing digital identities and information, today announced preliminary financial results for its fiscal quarter and fiscal year that ended December 31, 2007 that are in line with guidance.

Revenue for the fourth quarter increased to approximately $26.7 million. Revenue in the fourth quarter was driven by increased product revenue, which accounted for approximately 38% ($10.2 million) of total revenue in the quarter. Services accounted for approximately 62% ($16.5 million) of total revenue in the quarter, which is the highest in three years. Record support and maintenance revenue was the main driver. Total revenue for the full year ending December 31, 2007 is expected to be approximately $99.7 million, an increase of approximately 5% from 2006.

Entrust expects to record a Q4, 2007 net income, calculated in accordance with GAAP, of approximately $0.02 per share, compared to Q4, 2006 net loss of $0.03 per share. For the full year ended December 31, 2007, Entrust expects to record a net loss, calculated in accordance with GAAP, of approximately $0.10 per share, compared to 2006 net loss of $0.26 per share.

Entrust expects to record a Q4, 2007 non-GAAP income of approximately $0.04 per share, compared to Q4, 2006 non-GAAP income of $0.00 per share. For the full year ended December 31, 2007, the company expects to record non-GAAP income of approximately $0.00 per share or breakeven, compared to 2006 non-GAAP loss of $0.08 per share. The non-GAAP figures exclude amortization of purchased intangibles and stock-option based compensation expense. See the financial table below reconciling these non-GAAP figures to GAAP.

“We are extremely pleased with our financial performance for the fourth quarter and the year,” said Bill Conner, Entrust chairman, president and chief executive officer. “In 2007, we achieved record customer transactions and new customers, gained momentum in our target markets of strong authentication and information protection, dramatically grew our PKI business, solidified our position as the leader in global governments, and we returned the company to full year non-GAAP profitability.”

Deferred revenue increased in the quarter to approximately $27.8 million, an increase of approximately $4.2 million, from $23.6 million at year-end 2006. Entrust ended the quarter with cash and marketable securities of over $20.0 million and no debt.

Conner added, “As we enter 2008, we are well positioned to grow our products and services businesses, increase our profitability and deliver shareholder value.”

The following charges for the fourth quarter and full year of 2007, reconcile the GAAP and non-GAAP earnings per share:

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Stock-based compensation charge in accordance with SFAS 123R of approximately $600 thousand, or $(0.01) per share for the fourth quarter of 2007 and approximately $3.8 million, or $(0.06) per share for the full year of 2007.

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Amortization charges of intangible assets primarily associated with the acquisition of Business Signatures, Orion and AmikaNow of approximately $600 thousand, or $(0.01) per share for the fourth quarter of 2007 and approximately $2.4 million, or $(0.04) per share for the full year of 2007.

Entrust will announce its full fourth quarter and full-year 2007 results before the open of the NASDAQ market on Tuesday, January 29, 2008. The Company also will host a conference call Tuesday, January 29, 2008, at 8:30 a.m. EST to further discuss the fourth quarter and full year 2007 results.

Entrust will host a live teleconference and Webcast on Tuesday, January 29, 2008 at 8:30 a.m. EST, featuring Chairman, President and CEO Bill Conner and Chief Financial Officer David Wagner to discuss the company’s fiscal fourth quarter and fiscal year-end 2007 results. The conference call audio will be available live via dial-in at 1-800-732-9307 and via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=73119&s=wm&e=1735442. Please log on approximately 15 minutes before the Webcast begins in order to register and to download and install any necessary audio software. An archive of the Webcast will be available for 90 days at the above Internet address.

For those unable to attend the live conference call, an audio replay will be available beginning at 10:30 a.m. EST, Tuesday, January 29, 2008 through Tuesday, February 5, 2008 at 11:59 p.m. EST. The North American replay number is 1- 877-289-8525 and the International replay number is 416-640-1917. Both numbers have a pass code of 21258622#.

Use of Non-GAAP Financial Measures

To supplement the financial results that are prepared and presented in accordance with accounting principles generally accepted in the United States, Entrust’s management prepares and uses non-GAAP financial measures for many of its internal financial, operating and planning reports. The company’s management believes that by excluding charges such as the purchased intangibles amortization in cost of goods sold, the amortization of purchased intangible assets in operating expenses, stock compensation expense, restructuring charges and write down of strategic investments from its GAAP-based results, these non-GAAP financial measures are more likely to facilitate investors’ understanding of the company’s ongoing business operating results. These non-GAAP financial measures also facilitate comparisons to the operating results of the company’s competitors and provide investors with greater transparency with respect to the supplemental information used by management in its operational and financial decision making.

The non-GAAP measures are included to provide investors with supplemental information to facilitate their understanding of Entrust’s operating results and future prospects. Management uses these non-GAAP measures to assess its success in reducing the company’s cost structure, to measure its ongoing cash operating costs, and to establish budgets and operational goals. The presentation of this additional information should not be considered in isolation or as a substitute for financial and operating results prepared in accordance with accounting principles generally accepted in the United States, as non-GAAP measures are susceptible to varying calculations and they may not be comparable, as presented, to other similarly titled measures of other companies.

This press release contains forward-looking statements relating to Entrust’s projected revenue, net income and net loss per share and non-GAAP income per share for the fourth quarter and full year 2007. Such statements are based upon preliminary estimates which involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are unforeseen operating expenses, inaccuracy in preliminary estimates issues associated with revenue recognition, issues raised in connection with the review of quarterly financial results, and the risk factors detailed from time to time in Entrust’s periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation Entrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006. While Entrust may elect to update forward-looking statements in the future, Entrust specifically disclaims any obligation to do so, even if its estimates change.

About Entrust

Entrust, Inc. [NASDAQ: ENTU] is a world leader in securing digital identities and information. Over 1,650 enterprises and government agencies in more than 50 countries use Entrust solutions to help secure the digital lives of their citizens, customers, employees and partners. Our proven software and services can help customers in achieving regulatory and corporate compliance, while helping to turn security challenges such as identity theft and email security into business opportunities. For more information on how Entrust can help secure your digital life, please visit: www.entrust.com

Entrust is a registered trademark of Entrust, Inc. in the United States and certain other countries. In Canada, Entrust is a registered trademark of Entrust Limited. All Entrust product names are trademarks of Entrust. All other company and product names are trademarks or registered trademarks of their respective owners.

Investor Contact:	Media Contact:

David Rockvam	Michelle Metzger
Investor Relations	Media Relations
972-713-5824	(972) 713-5866
david.rockvam@entrust.com	michelle.metzger@entrust.com

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Forward Looking Guidance

Earnings Per Share

	Fourth Quarter 2007	Full Year 2007
U.S. GAAP measure	$0.02	$(0.10)

Adjustments to exclude the effects of amortization of purchased intangible assets	$0.01	$0.04

Adjustments to exclude the effects of expenses related to stock-based compensation	$0.01	$0.06

Non-GAAP figures	$0.04	$0.00